Exhibit 99.1

Five9 Reports First Quarter 2024 Results
13% Year-Over-Year Growth in Total Revenue
20% Year-Over-Year Growth in Subscription Revenue
GAAP Operating Cash Flow of $32.4 Million
SAN RAMON, Calif. - May 2, 2024 - Five9, Inc. (NASDAQ:FIVN), the Intelligent CX Platform provider, today reported results for the first quarter ended March 31, 2024.
First Quarter 2024 Financial Results
•Revenue for the first quarter of 2024 increased 13% to a record $247.0 million, compared to $218.4 million for the first quarter of 2023.
•GAAP gross margin was 53.6% for the first quarter of 2024, compared to 52.0% for the first quarter of 2023.
•Adjusted gross margin was 60.8% for the first quarter of 2024, compared to 60.4% for the first quarter of 2023.
•GAAP net loss for the first quarter of 2024 was $(7.1) million, or $(0.10) per basic share, and (2.9)% of revenue, compared to GAAP net loss of $(27.2) million, or $(0.38) per basic share, and (12.5)% of revenue, for the first quarter of 2023.
•Non-GAAP net income for the first quarter of 2024 was $35.7 million, or $0.48 per diluted share, and 14.5% of revenue, compared to non-GAAP net income of $29.4 million, or $0.41 per diluted share, and 13.5% of revenue, for the first quarter of 2023.
•Adjusted EBITDA for the first quarter of 2024 was $37.6 million, or 15.2% of revenue, compared to $35.1 million, or 16.1% of revenue, for the first quarter of 2023.
•GAAP operating cash flow for the first quarter of 2024 was $32.4 million, compared to GAAP operating cash flow of $33.4 million for the first quarter of 2023.

“We are pleased to report strong first quarter results with subscription revenue growing 20% year-over-year and adjusted EBITDA margin of 15%, helping drive robust LTM operating cash flow of $128 million. Five9 is changing the game for many of the largest brands in the world as we help them reimagine CX with our AI-infused data-centric platform combined with our passionate experts. We are also very excited to share that we signed our largest deal ever, a Fortune 50 financial services company, which is a testament to our continuing success in marching up-market. The market remains massive and underpenetrated, we believe we are a clear market leader, and we see a long runway ahead for durable growth.”

- Mike Burkland, Chairman and CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the ongoing macroeconomic conditions.
•For the full year 2024, Five9 expects to report:
•Revenue in the range of $1.053 to $1.057 billion.
•GAAP net loss per share in the range of $(0.44) to $(0.35), assuming basic shares outstanding of approximately 74.2 million.
•Non-GAAP net income per share in the range of $2.15 to $2.19, assuming diluted shares outstanding of approximately 75.2 million.
•For the second quarter of 2024, Five9 expects to report:
•Revenue in the range of $244.0 to $245.0 million.
•GAAP net loss per share in the range of $(0.28) to $(0.23), assuming basic shares outstanding of approximately 74.3 million.
•Non-GAAP net income per share in the range of $0.42 to $0.44, assuming diluted shares outstanding of approximately 74.9 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Loss to Non-GAAP net income - Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its first quarter 2024 results today, May 2, 2024, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, and lease amortization for finance leases. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, gain on early extinguishment of debt, interest income and other, exit costs related to closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, lease amortization for finance leases and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP loss from operations: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, and acquisition and related transaction costs and one-time integration costs. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, and gain on early extinguishment of debt. For the periods presented, these adjustments from GAAP net loss to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements in the quote from our Chairman and Chief Executive Officer, including statements regarding Five9’s market opportunity and size and ability to capitalize on that opportunity, up-market momentum and outlook, market position, AI and automation initiatives and the advantages thereof, results and outlook, and the second quarter and full year 2024 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic deterioration, including continued inflation, increased interest rates, supply chain disruptions, decreased economic output and fluctuations in currency rates, the impact of the Russia-Ukraine conflict, the impact of the conflict in Israel, and other factors, may continue to harm our business; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (iv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) we have established, and are continuing to increase, our network of technology solution distributors and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (vii) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (viii) if we are unable to attract and retain highly skilled leaders and other employees, our business and results of operations may be adversely affected; (ix) our historical growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (x) failure to adequately retain and expand our sales force will impede our growth; (xi) further development of our AI solutions may not be successful and may result in reputational harm and our future operating results could be materially harmed; (xii) the AI technology and features incorporated into our solution include new and evolving technologies that may present both legal and business risks; (xiii) the use of AI by our workforce may present risks to our business; (xiv) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new cloud contact center solutions, which we refer to as our solution, in order to maintain and grow our business; (xv) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xvi) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xvii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xviii) security breaches and improper access to, use of, or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation, our business or financial results; (xix) we may acquire other companies, or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xx) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xxi) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xxii) we have a history of losses and we may be unable to achieve or sustain profitability; (xxiii) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxiv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxv) failure to comply with laws and regulations could harm our business and our reputation; (xxvi) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxvii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
The Five9 Intelligent CX Platform provides a comprehensive suite of solutions for orchestrating fluid customer experiences. Our cloud-native, multi-tenant, scalable, reliable, and secure platform includes contact center; omni-channel engagement; Workforce Engagement Management; extensibility through more than 1,000 partners; and innovative, practical AI, automation and journey analytics that are embedded as part of the platform. Five9 brings the power of people, technology, and partners to more than 3,000 organizations worldwide. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$240,190	$143,201
Marketable investments	843,212	587,096
Accounts receivable, net	103,157	97,424
Prepaid expenses and other current assets	35,627	34,622
Deferred contract acquisition costs, net	67,169	61,711
Total current assets	1,289,355	924,054
Property and equipment, net	113,640	108,572
Operating lease right-of-use assets	36,215	38,873
Finance lease right-of-use assets	4,108	4,564
Intangible assets, net	35,675	38,323
Goodwill	227,269	227,412
Other assets	16,668	16,199
Deferred contract acquisition costs, net — less current portion	148,408	136,571
Total assets	$1,871,338	$1,494,568
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,671	$24,399
Accrued and other current liabilities	79,185	62,131
Operating lease liabilities	9,880	10,731
Finance lease liabilities	1,791	1,767
Deferred revenue	67,019	68,187
Total current liabilities	183,546	167,215
Convertible senior notes	1,160,972	742,125
Operating lease liabilities — less current portion	34,207	36,378
Finance lease liabilities — less current portion	2,414	2,877
Other long-term liabilities	6,601	7,888
Total liabilities	1,387,740	956,483
Stockholders’ equity:
Common stock	74	73
Additional paid-in capital	895,754	942,280
Accumulated other comprehensive (loss) income	(303)	582
Accumulated deficit	(411,927)	(404,850)
Total stockholders’ equity	483,598	538,085
Total liabilities and stockholders’ equity	$1,871,338	$1,494,568

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Revenue	$247,010	$218,439
Cost of revenue	114,530	104,756
Gross profit	132,480	113,683
Operating expenses:
Research and development	41,518	38,108
Sales and marketing	81,109	76,314
General and administrative	30,548	28,258
Total operating expenses	153,175	142,680
Loss from operations	(20,695)	(28,997)
Other income (expense), net:
Interest expense	(2,567)	(1,845)
Gain on early extinguishment of debt	6,615	—
Interest income and other	10,559	4,121
Total other income (expense), net	14,607	2,276
Loss before income taxes	(6,088)	(26,721)
Provision for income taxes	989	527
Net loss	$(7,077)	$(27,248)
Net loss per share:
Basic and diluted	$(0.10)	$(0.38)
Shares used in computing net loss per share:
Basic and diluted	73,488	71,259

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Cash flows from operating activities:
Net loss	$(7,077)	$(27,248)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,183	11,347
Amortization of operating lease right-of-use assets	3,323	2,934
Amortization of deferred contract acquisition costs	16,269	12,423
Accretion of discount on marketable investments	(4,935)	(1,863)
Provision for credit losses	352	317
Stock-based compensation	44,684	50,743
Amortization of discount and issuance costs on convertible senior notes	1,074	908
Gain on early extinguishment of debt	(6,615)	—
Deferred taxes	248	59
Other	(286)	439
Changes in operating assets and liabilities:
Accounts receivable	(6,085)	(908)
Prepaid expenses and other current assets	(1,003)	(2,307)
Deferred contract acquisition costs	(33,565)	(20,665)
Other assets	(781)	(4,231)
Accounts payable	1,279	1,557
Accrued and other current liabilities	15,832	7,725
Deferred revenue	(1,452)	181
Other liabilities	(1,092)	2,001
Net cash provided by operating activities	32,353	33,412
Cash flows from investing activities:
Purchases of marketable investments	(524,865)	(140,892)
Proceeds from sales of marketable investments	12,517	—
Proceeds from maturities of marketable investments	260,619	76,940
Purchases of property and equipment	(11,951)	(9,928)
Capitalization of software development costs	(3,242)	(1,806)
Cash paid to acquire Aceyus	99	—
Net cash used in investing activities	(266,823)	(75,686)
Cash flows from financing activities:
Proceeds from issuance of 2029 convertible senior notes, net of issuance costs	728,873	—
Payments for capped call transactions associated with the 2029 convertible senior notes	(93,438)	—
Repurchase of a portion of 2025 convertible senior notes, net of costs	(304,485)	—
Cash received from partial termination of capped calls associated with the 2025 convertible senior notes	539	—
Proceeds from exercise of common stock options	386	3,125
Payment of finance lease liabilities	(479)	—
Net cash provided by financing activities	331,396	3,125
Net increase (decrease) in cash and cash equivalents	96,926	(39,149)
Cash, cash equivalents and restricted cash:
Beginning of period	144,842	180,987
End of period	$241,768	$141,838

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023

GAAP gross profit	$132,480	$113,683
GAAP gross margin	53.6%	52.0%
Non-GAAP adjustments:
Depreciation	6,965	6,061
Intangibles amortization	2,648	2,846
Stock-based compensation	7,603	9,333
Exit costs related to closure and relocation of Russian operations	—	23
Acquisition and related transaction costs and one-time integration costs	—	34
Lease amortization for finance leases	457	—
Adjusted gross profit	$150,153	$131,980
Adjusted gross margin	60.8%	60.4%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023

GAAP net loss	$(7,077)	$(27,248)
Non-GAAP adjustments:
Depreciation and amortization	12,183	11,347
Stock-based compensation	44,684	50,743
Interest expense	2,567	1,845
Gain on early extinguishment of debt	(6,615)	—
Interest income and other	(10,559)	(4,121)
Exit costs related to closure and relocation of Russian operations (1)	25	596
Acquisition and related transaction costs and one-time integration costs	932	1,455
Lease amortization for finance leases	457	—
Provision for income taxes	989	527
Adjusted EBITDA	$37,586	$35,144
Adjusted EBITDA as % of revenue	15.2%	16.1%
(1) Exit costs related to the closure and relocation of our Russian operations was $0.1 million during the three months ended March 31, 2024. The $0.0 million adjustment presented above was net of $0.1 million included in “Interest (income) and other.” Exit costs related to the closure and relocation of our Russian operations was $0.7 million during the three months ended March 31, 2024. The $0.6 million adjustment presented above was net of $0.1 million included in “Interest (income) and other.”

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023

Loss from operations	$(20,695)	$(28,997)
Non-GAAP adjustments:
Stock-based compensation	44,684	50,743
Intangibles amortization	2,648	2,846
Exit costs related to closure and relocation of Russian operations	25	596
Acquisition and related transaction costs and one-time integration costs	932	1,455
Non-GAAP operating income	$27,594	$26,643

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023

GAAP net loss	$(7,077)	$(27,248)
Non-GAAP adjustments:
Stock-based compensation	44,684	50,743
Intangibles amortization	2,648	2,846
Amortization of discount and issuance costs on convertible senior notes	1,074	908
Gain on early extinguishment of debt	(6,615)	—
Exit costs related to closure and relocation of Russian operations	94	741
Acquisition and related transaction costs and one-time integration costs	932	1,455
Income tax expense effects (1)	—	—
Non-GAAP net income	$35,740	$29,445
GAAP net loss per share:
Basic and diluted	$(0.10)	$(0.38)
Non-GAAP net income per share:
Basic	$0.49	$0.41
Diluted	$0.48	$0.41
Shares used in computing GAAP net loss per share:
Basic and diluted	73,488	71,259
Shares used in computing non-GAAP net income per share:
Basic	73,488	71,259
Diluted	74,404	72,330

(1)Non-GAAP adjustments do not have an impact on our federal income tax provision due to past non-GAAP losses, and state taxes are immaterial.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2024			March 31, 2023
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$7,603	$6,965	$2,648	$9,333	$6,061	$2,846
Research and development	10,930	890	—	12,382	872	—
Sales and marketing	14,020	27	—	17,045	1	—
General and administrative	12,131	1,653	—	11,983	1,567	—
Total	$44,684	$9,535	$2,648	$50,743	$8,501	$2,846

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	June 30, 2024		December 31, 2024
	Low	High	Low	High

GAAP net loss	$(20,587)	$(17,089)	$(32,884)	$(25,876)
Non-GAAP adjustments:
Stock-based compensation(2)	46,315	44,315	179,560	175,560
Intangibles amortization	2,643	2,643	10,575	10,575
Amortization of discount and issuance costs on convertible senior notes	1,433	1,433	5,542	5,542
Exit costs related to closure and relocation of Russian operations	—	—	94	94
Acquisition and related transaction costs and one-time integration costs(3)	1,654	1,654	5,610	5,610
Gain on early extinguishment of debt	—	—	(6,615)	(6,615)
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$31,458	$32,956	$161,882	$164,890
GAAP net loss per share, basic and diluted	$(0.28)	$(0.23)	$(0.44)	$(0.35)
Non-GAAP net income per share:
Basic	$0.42	$0.44	$2.18	$2.22
Diluted	$0.42	$0.44	$2.15	$2.19
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	74,300	74,300	74,200	74,200
Diluted	74,900	74,900	75,200	75,200

(1)Represents guidance discussed on May 2, 2024. Reader shall not construe presentation of this information after May 2, 2024 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition and related transaction costs and one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions assumed.
(4)Non-GAAP adjustments do not have an impact on our federal income tax provision due to past non-GAAP losses, and state taxes are immaterial.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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